Exhibit 10.9

CEA SPACE PARTNERS I CORP.

101 E. Kennedy Blvd., Suite 3300

Tampa, FL 33602

[•], 2021

CEA Space Holdings I LLC

101 E. Kennedy Blvd., Suite 3300

Tampa, FL 33602

Re:	Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) by and between CEA Space Partners I Corp. (the “Company”) and CEA Space Holdings I LLC (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the New York Stock Exchange (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

1. The Sponsor shall make available, or cause to be made available, to the Company, at 101 E. Kennedy Blvd., Suite 3300, Tampa, Florida 33602 (or any successor location), office space and secretarial and administrative services as may be reasonably required by the Company. In exchange therefor, the Company shall pay the Sponsor $30,000 per month for twelve months commencing on the Listing Date and $10,000 per month for the next six months, for an aggregate amount of $420,000 (the “Aggregate Remuneration”); provided that (i) in the event that the Termination Date occurs prior to the payment of monthly installments equaling the Aggregate Remuneration, the Company shall, on or before the Termination Date, pay to the Sponsor the difference between the Aggregate Remuneration and the sum of all the monthly installments paid pursuant to this paragraph and (ii) in the event that the Termination Date occurs later than 18 months after the Listing Date, no amounts in excess of the Aggregate Remuneration shall be due or payable hereunder to the Sponsor; and

2. The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or between the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Florida.

[Signature Page Follows]

Very truly yours,

CEA SPACE PARTNERS I CORP.

By:
Name:	Edward Horowitz
Title:	Chief Executive Officer

AGREED AND ACCEPTED BY:

CEA SPACE HOLDINGS I LLC

By: CEA SPACE PARTNERS I, LLC, its Manager

By:
Name:	J. Patrick Michaels, Jr.
Title:	President